WEI WEI & CO., LLP

CERTIFIED PUBLIC ACCOUNTANTS

• MAIN OFFICE
133-10 39TH AVENUE
FLUSHING, NY 11354
TEL. (718)445-6308
FAX. (718)445-6760

• CALIFORNIA OFFICE
36 W BAY STATE STREET
ALHAMBRA, CA 91801
TEL. (626)282-1630
FAX. (626)282-9726

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in this Form S-1, of our report included herein dated October 27, 2014 with respect to the balance sheets of Little Neck Health Connection, Inc. as of June 30, 2014 and 2013 and the related statement of operations, changes in stockholders' equity, and cash flows for the years then ended.

Wei Wei & Co. LLP

Flushing, New York
November 25, 2014